MANAGEMENT CONSULTING AGREEMENT AMENDMENT

This Management Consulting Agreement Amendment (the “Consulting Agreement Amendment”) amends that certain Management Consulting Agreement, dated as of September 19, 2014 (the “Consulting Agreement”), by and between Bone Biologics, Corp., a Delaware corporation (the “Company”), and The Musculoskeletal Transplant Foundation, Inc. (the “Consultant”), effective as of December __, 2015 (the “Amendment Effective Date”). Any capitalized term not defined in this Amendment shall have the meaning set forth in the Consulting Agreement.

WHEREAS, the paragraph entitled “Common Stock” which appears in Exhibit B, to the Consulting Agreement, reads as follows:

“Common Stock

Consultant shall receive warrants for 50,000 shares of the Company’s $0.001 Common Stock upon completion of the first year of service pursuant to this Agreement. Consultant shall thereafter receive $50,000 worth of Common Stock upon completion of each year of service as the Company’s Chief Executive Officer. Such issuances of Common Stock shall be split into four installments, each valued at $12,500 and distributed quarterly on the date that the Company files its Form 10-Q or Form 10-K, as applicable, with the SEC. The Common Stock will be valued at the average of the trading price for shares of Common Stock over the 10 day period prior to the issuance.”

WHEREAS, the Consultant has completed its first year of service.

WHEREAS, on September 19, 2015 the Company granted 31,646 shares of Common Stock to the Consultant pursuant to Section 2, Exhibit B, of the Consulting Agreement (the “Prior Share Grant”).

WHEREAS, the Consultant should have been granted a total of 40,822 shares of Common Stock pursuant to Section 2, Exhibit B, of the Consulting Agreement and therefore, is owed an additional 9,176 shares of Common Stock.

WHEREAS, the Company has not granted any options to purchase Common Stock to the Consultant.

WHEREAS, Section 9.7 of the Consulting Agreement provides that the Consulting Agreement may be modified or amended only by written instrument duly executed by the Company and the Consultant.

WHEREAS, the Company and the Consultant desire to amend certain provisions of the Consulting Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Initial Option Grant. In connection with the Company’s obligations under Section 2, Exhibit B, of the Consulting Agreement, subject to approval by the Board, the Consultant shall receive a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant (the “Initial Option Grant”).

The Initial Option Grant will be granted outside of any equity incentive plan maintained by the Company but shall be subject to the terms of the Company’s 2015 Equity Incentive Plan and shall be evidenced by and subject to the terms and conditions of the form of Non-Plan Stock Option Grant Notice, Non-Plan Stock Option Agreement and Non-Plan Notice of Exercise (collectively, the “MTF Initial Option Grant Package”), in substantially the form attached hereto as Exhibit A.

2. Initial Share Grant. Also in connection with the Company’s obligations under Section 2, Exhibit B, of the Consulting Agreement, subject to approval by the Board, the Consultant shall receive a number of fully vested shares of Common Stock equal to (i) the aggregate grant date fair market value of 50,000 shares of Common Stock minus the aggregate value of 50,000 shares of Common Stock with a value of $1.00 per share divided by (ii) the grant date fair market value of a share of Common Stock (the “Initial Share Grant”). For example, assume that the grant date fair market value of a share of Common Stock is $1.59. Therefore, the Consultant would be granted 18,553 fully vested shares of Common Stock with a grant date fair market value of $1.59 per share ([(50,000*$1.59)-(50,000*$1.00)]/$1.59).

The Initial Share Grant will be granted outside of the terms of any equity incentive plan maintained by the Company and shall be evidenced by and subject to the terms and conditions of the form of Non-Plan Stock Award Grant Notice and Non-Plan Stock Award Agreement (collectively, the “Non-Plan Share Grant Package”), in substantially the form attached hereto as Exhibit B.

3. 2015 Annual Share Grant. In connection with the Company’s obligations under Section 2, Exhibit B, of the Consulting Agreement, the Consultant shall receive an additional 9,176 shares of Common Stock as soon as practicable following the date of this Consulting Agreement Amendment (such shares, the “2015 Annual Share Grant”). The 2015 Annual Share Grant shall be granted outside of any equity incentive plan maintained by the Company.

4. Common Stock. The paragraph entitled “Common Stock” which appears in Exhibit B, to the Consulting Agreement with the following provision:

“Common Stock

Without any further action of the Board, at the close of business on the date of each Annual Meeting that occurs on or after December [__]1, 2015, the Consultant shall automatically be granted a nonstatutory stock option outside of any equity incentive plan maintained by the Company but shall be subject to the terms of the Company’s 2015 Equity Incentive Plan to purchase a number of shares of the Company’s common stock having an Option Value (calculated on the date of grant) equal to $50,000 (an “Annual Grant”). The “Option Value” of a stock option to be granted under this Agreement shall be determined using the same method that the Company uses to calculate the grant-date fair value of stock options in its financial statements.

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Each Annual Grant shall vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant. The vesting of each Annual Grant is subject to Stroever’s Continuous Service on each applicable vesting date. Notwithstanding the foregoing, if Stroever remains in Continuous Service with the Company until immediately prior to the effective time of a “Change of Control” (as defined in the Company’s 2015 Equity Incentive Plan), any unvested shares subject to the Annual Grant shall become fully vested immediately prior to the effective time of such Change of Control.

Each Annual Grant shall be granted with a ten year term and shall terminate upon the earliest of the following: (a) immediately upon the termination of Stroever’s Continuous Service for Cause; or (b) the expiration date.

“Continuous Service” and “Cause” shall have the same meanings as in the Company’s 2015 Equity Incentive Plan but shall be applied to Stroever and all references to “Participant” within those definitions as they appear in the Company’s 2015 Equity Incentive Plan shall refer to Stroever.”

Each Annual Grant shall be evidenced by and subject to the terms and conditions of the standard form of Non-Plan Stock Option Grant Notice, Non-Plan Stock Option Agreement and Non-Plan Notice of Exercise (collectively, the “MTF Annual Grant Option Grant Package”), in substantially the form attached hereto as Exhibit C.

5. Additional Terms/Acknowledgements. This Consulting Agreement Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. The Consultant acknowledges and agrees that the Initial Option Grant, the Initial Share Grant, and the 2015 Annual Share Grant, together with the Prior Share Grant, are in full satisfaction of any and all rights to any equity awards earned by the Consultant under the terms of the Consulting Agreement that was in effect prior to the date of this Consulting Agreement Amendment and that the Consultant is not eligible to receive any additional equity awards with respect to any services that were rendered prior to the date of this Consulting Agreement Amendment.

1 NTD: INSERT DATE OF BOARD RESOLUTIONS APPROVING AMENDMENT.

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6. Binding Effect. This Consulting Agreement Amendment shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

7. No Other Changes. Except as expressly set forth herein, all of the provisions of the Consulting Agreement shall remain unchanged and in full force and effect. After the date hereof, any reference to the Consulting Agreement shall mean the Consulting Agreement as amended or modified hereby.

8. Counterparts. This Consulting Agreement Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

BONE BIOLOGICS CORPORATION

By:
Name:
Title:

The Musculoskeletal transplant foundation, inc.

By:
Name:
Title:

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EXHIBIT A

MTF INITIAL OPTION GRANT PACKAGE

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EXHIBIT B

NON-PLAN SHARE GRANTS PACKAGE

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EXHIBIT C

MTF ANNUAL GRANT OPTION GRANT PACKAGE

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